EXHIBIT 10.16

SECOND AMENDMENT

THIS SECOND AMENDMENT (the "Amendment") is made and entered into as of February 13, 2014, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company ("Landlord") and ServiceNow, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.
Landlord and Tenant (as successor in interest to Service-Now.Com, a California corporation) are parties to that certain lease dated February 14, 2012, which lease has been previously amended by that certain First Amendment dated December 30, 2013 (the “First Amendment”) (collectively, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant space containing approximately 155,443 rentable square feet (the “Premises”) described as Suite Nos.100, 200 and 300 at the building located at 4810 Eastgate Mall and Suite 100 at the building located at 4770 Eastgate Mall all located in San Diego, California.

B.	Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.
Amendment. Effective as of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), Landlord and Tenant agree that the Lease shall be amended in accordance with the following terms and conditions:

A.
Security Deposit. Tenant has deposited with Landlord the sum of $58,645.00 (the “Security Deposit”), to be held by Landlord as security for the full and faithful performance of Tenant’s obligations under the Lease, to pay any rental sums, including without limitation such additional rent as may be owing under any provision hereof, and to maintain the Premises as required by the Lease. Upon any breach of the foregoing obligations by Tenant, Landlord may apply all or part of the Security Deposit as full or partial compensation. If any portion of the Security Deposit is so applied, Tenant shall within 5 days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event may Tenant utilize all or any portion of the Security Deposit as a payment toward any rental sum due under the Lease. Any unapplied balance of the Security Deposit shall be returned to Tenant or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease within 30 days following the termination of the Lease and Tenant's vacation of the Premises. Tenant hereby waives the provisions of Section 1950.7 (except for Subsection 1950.(7.(b)) of the California Civil Code, or any similar or successor laws now or hereafter in effect.

B.
Letter of Credit. Landlord is currently holding a letter of credit in the amount of $191,355.00 (“Letter of Credit”) pursuant to Item 9 of the Basic Lease Provisions and Section 4.3 of the Lease. On or prior to July 31, 2014 (“Security Deposit Conversion Date”), Tenant shall tender a cash security deposit in the amount of $191,355.00 (“Converted Security Deposit”). Landlord shall promptly return the Letter of Credit to Tenant upon receipt of the Converted Security Deposit. Accordingly, as of the Security Deposit Conversion Date (i) the total Security Deposit held by Landlord under the Lease shall be $250,000.00, (ii) Item 9 of the Basic Lease Provisions shall be deleted and “Security Deposit: $250,000.00” shall be substituted in lieu thereof and (iii) Section 4.3 (Letter of Credit) of the Lease shall be deleted in its entirety and of no further force or effect.

C.	Deleted Provision. Section V (Letter of Credit) of the First Amendment shall be deleted in its entirety and of no further force or effect.

II.    GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.	Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant.

C.
Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

D.
Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.
Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.	Attorneys' Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

A.
Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:	TENANT:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By        /s/ Steven M. Case
             Steven M. Case
             Executive Vice President
             Office Properties

By:       /s/ Michael T. Bennett
            Michael T. Bennett
            Senior Vice President, Operations
Office Properties

ServiceNow, Inc.,
a Delaware corporation

By:  /s/ Michael P. Scarpelli
Printed Name: Michael P. Scarpelli
Title:   CFO

By:_________________________________
Printed Name:________________________
Title:________________________________